Exhibit 99.1

         Mile Marker International, Inc. Announces Long Term Financings

    POMPANO BEACH, Fla.--(BUSINESS WIRE)--Jan. 3, 2007--Mile Marker International, Inc. (OTCBB:MMRK), a specialty vehicle parts supplier, today filed a Form 8-K with the U.S. Securities and Exchange
Commission announcing the completion of two long term financings totaling $2,550,000.

    In its SEC filing, Mile Marker International, Inc. (the "Company") described the key details of two long term financings. On December 27, 2006 the Company completed the private placement of $300,000 of 10% Subordinated Unsecured Convertible Notes to several accredited investors under Rule 506 of U.S. Securities and Exchange Commission Regulation D. The Notes have a term of three years and are convertible into common shares of the Company's stock at a conversion price of $2.50 per share. On December 29, 2006, Mile Marker, Inc., a wholly owned subsidiary of the Company, completed the funding of a term loan in the amount of $2,250,000, secured by a mortgage on the Company's headquarters building and guaranteed by the Company and the Company's principal shareholder. The loan has a term of thirty years and bears interest at a fixed rate of 7.56% for a period of five years.

    Richard Aho, President and CEO of the Company said: "We are pleased to have completed these long term financings during 2006 in order to provide funding for our anticipated growth of commercial business in 2007 and thereafter. We were fortunate to be able to capitalize on the approximately $1.7 million of unrealized appreciation on our property to secure our 30-year term loan at a favorable fixed interest rate. Our significant growth in working capital dictated the restructuring of our debt structure to reduce our reliance on variable rate short term borrowings in favor of more stable long term borrowings. These financings are key to our preparations for funding our anticipated future growth. Our Company's research and development team of 9 engineers and their supporting staffs have developed several leading-edge new technology products for which we have applied for 30 patents - 27 of these related to new winch products. This month we begin full scale production of our unique computer-controlled M.O.S.F.E.T. solid state winch with precision speed control and safety features including automatic shutdown to prevent overheating and battery failure. As a result, we expect to have the safest, most advanced winch in the world for the 21st Century, and we anticipate that our winches will set a new standard for the industry."

    Mile Marker International, Inc., through its wholly-owned subsidiaries, Mile Marker, Inc., Mile Marker West, Inc. and Mile Marker Automotive Electronics (ShenZhen), Ltd. is a manufacturer and distributor of specialized vehicle parts primarily for the four-wheel drive utility/recreational and military vehicle markets. The Company has been in business for over 25 years under the management of the Company's founder, Chairman and Chief Executive Officer, Richard E. Aho. Mile Marker's unique patented line of hydraulic winches use a vehicle's power steering pump as its source of energy.

    Forward Looking Statements

    Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, sales and earnings growth, ability to attract and retain key personnel and general economic conditions, including uncertainties relating to global political conditions, such as terrorism. Information with respect to important risk factors that should be considered is contained in the Company's Annual Report on Form 10-KSB and its Form 10-QSB as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

    CONTACT: Mile Marker International, Inc., Pompano Beach
             Al Hirsch, Chief Financial Officer, 954-782-0604 al@milemarker.com